EXHIBIT 10.12

EMPLOYMENT AGREEMENT
This Employment Agreement (this “Agreement”) is made and entered into by and between Wyndcrest DD Holdings, Inc. (the “Company”) and Carl Stork (“Employee”).

1. Employment.

The Company agrees to employ Employee, and Employee agrees to perform his services exclusively for the Company, on the terms and conditions set forth in this Agreement.

2. Term.

The term (the “Term”) of this Agreement shall commence on November 1, 2007 (the “Commencement Date”) and shall, unless terminated sooner pursuant to the provisions of Section 6, terminate on February 28, 2008; provided, however, that the Term shall, subject to the termination provisions of Section 6, be automatically extended for an additional period of four months ending on June 28, 2008, unless either the Company or Employee notifies the other in writing, not less than thirty (30) days prior to February 28, 2008, that it or he does not wish the Term to be so extended. Unless this Agreement has been terminated, as soon as practicable following February 28, 2008, the Compensation Committee of the Board of Directors of the Company will evaluate the duties that Employee has performed and the compensation that the Company has paid Employee in connection with setting terms on which Employee may be retained to provide services to the Company following the expiration of the Term.

3. Position and Duties.

During the term of his employment under this Agreement, Employee shall serve as Special Advisor to the Company. Employee will at all times perform all of the duties and obligations required of him by the terms of this Agreement in a loyal and conscientious manner and to the best of Employee’s ability and experience. Employee shall render the services required of him under this Agreement primarily in Yarrow Point, Washington. The Company may direct Employee to render services at Digital Domain, Inc.’s headquarters in Venice, California for specific activities that require his personal attendance, but in no event for more than a maximum of two (2) days in any monthly period. When providing services in Venice, California, Employee will be provided a rental car and lodging at the Company’s expense.

4. Base Salary.

In consideration for all rights and services provided by Employee, Employee shall receive an annualized base salary during the Term (the “Base Salary”), which shall be payable at such intervals as salaries are paid by the Company to other employees of the Company (but no less frequently than monthly), subject to the usual and required employee payroll deductions and withholdings. The Base Salary shall be $300,000.00 during the Term.

5. Expenses and Benefits.

(a) Employee shall be entitled to reimbursement for all reasonable and ordinary expenses incurred by Employee in the course of, and directly related to, the rendering of services pursuant to this Agreement in accordance with the Company’s policies for reimbursement of such expenses, and the limitations thereon, that are in effect at the time such expenses are incurred. Such expenses shall be supported by reasonable documentation and accepted standards and rules that the Company will put into place from time to time.

(b) During his employment under this Agreement, Employee shall be entitled to participate in or receive benefits under the Company’s medical, health, disability, retirement, welfare, and insurance plans then in effect and generally made available from time to time to the management employees of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

(c) Employee shall be entitled to twenty (20) days of paid vacation each 12-month period during the Term. Such vacation time shall accrue and cumulate in accordance with the Company’s vacation policy.

6. Termination.

(a) The Company may terminate Employee’s employment and the Company’s obligations under this Agreement at any time for any reason, or for no reason, for cause or without cause, on thirty (30) days written notice.

(b) Employee may terminate Employee’s employment under this Agreement and the Company’s obligations under this Agreement at any time for any reason, or for no reason, on thirty (30) days written notice.

(c) Any termination by the Company or by Employee pursuant to paragraphs (a) or (b) of this Section 6 shall be effected by written notice of termination given to the other, and such termination shall be effective at the end of thirty (30) day notice period or such other date as the parties may agree. The Company shall have the right in its sole discretion to determine whether or not Employee comes into the office and works during the period of time from the date the notice is given until the termination date; provided that, in any case, Employee shall be considered a full-time employee of the Company through the termination date.

7. Compensation Upon Termination.

(a) If the Company terminates Employee’s employment and its obligations under this Agreement for cause, the Company shall pay Employee his Base Salary, any accrued but unused vacation through the date on which his employment is terminated, and any expenses incurred prior to termination payable under paragraph (a) of Section 5, and the Company shall have no other obligations to Employee under this Agreement after the date of termination; provided that the Company shall retain all rights and remedies it may have against Employee by reason of any breach of this Agreement by Employee.

(b) If the Company terminates Employee’s employment under this Agreement other than for cause, or if Employee terminates such employment, then in either such event the Company shall pay Employee his accrued compensation through the date that is no later than thirty (30) days following written notice of termination and any expenses incurred prior to termination payable under paragraph (a) of Section 5.

8. Non-Solicitation of Employees.

Employee agrees that he will not at any time during the Term, or during the twelve-month period following any termination of this Agreement or his employment hereunder, solicit (directly or indirectly) any employees or then engaged contractors of the Company to render services as an employee or contractor for or on behalf of Employee or any other person.

9. Confidentiality.

The terms of the Confidential Information and Inventions Agreement attached hereto as Exhibit A are incorporated herein by this reference as if set forth in full herein and Employee agrees to act in accordance with and be bound by all of such terms. Employee covenants and agrees to keep the specific terms and provisions of this Agreement in strictest confidence and not to disclose the same to any other person, other than (a) to Employee’s legal, financial and accounting advisers, to the extent necessary in order for them to discharge their professional responsibilities to Employee, (b) as required by applicable law or a court order binding on Employee, (c) in order to enforce or judicially construe this Agreement, or (d) for the purpose of providing information relating to Employee’s income to prospective employers, creditors and other third parties with a legitimate financial interest therein.

10. Rules, Regulations, Policies and Procedures.

Employee acknowledges that he shall perform his services in full compliance with all of the Company’s rules, regulations, policies and procedures, as the same may be in effect from time to time.

11. Miscellaneous Provisions.

(a) Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered properly given if delivered to the address set forth below, in the case of the Company, or to the address set forth beneath Employee’s signature hereto, in the case of Employee, by (1) U.S. certified mail, return receipt requested, postage prepaid, (2) facsimile with confirmation of successful transmission, or (3) personal delivery. Either party may change his or its address by giving written notice of the change to the other party in accordance with this provision. Any notice given prior to the notice of change of address shall not be affected by the notice of address change.

Address for the Company:

Wyndcrest DD Holdings, Inc.
300 Rose Avenue
Venice, California 90291
Attention: Chief Executive Officer
Telecopier: (310) 314-2870

with a copy to:

Wyndcrest DD Holdings, Inc.
300 Rose Avenue
Venice, California 90291
Attention: General Counsel
Telecopier: (310) 314-2943

(b) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect thereto. This Agreement may only be amended or modified pursuant to a writing executed by both of the parties hereto.

(c) Employee Representation. Employee hereby represents to the Company that the execution and delivery of this Agreement by Employee and the Company and the performance by Employee of Employee’s duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which Employee is a party or otherwise bound.

(d) Governing Law. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Washington.

(e) Assignment. This Agreement, and all of Employee’s rights and duties hereunder, shall not be assignable or delegable by Employee. Any purported assignment or delegation by Employee in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement may be assigned by the Company to a person or entity which is an affiliate or a successor in interest to substantially all of the business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor person or entity.

(f) Survival. The terms set forth in Sections 7-11, inclusive, shall survive any termination of this Agreement.

(g) Cooperation. Employee shall provide Employee’s reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Employee’s employment hereunder, provided that the Company reimburses Employee for any costs or expenses reasonably incurred in connection with such cooperation.

(h) Severability. If any provision of this Agreement is determined to be invalid or unenforceable for any reason and to any extent, the remainder of this Agreement shall not be affected thereby, but shall be enforced to the greatest extent permitted by law.

(i) Captions. All titles and captions of sections and subsections contained in the Agreement are for convenience of or reference only and shall not be deemed part of this Agreement.

(j) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

In witness whereof, the parties hereto intending to be bound thereby hereby execute and deliver this Employment Agreement as of the __ day of November, 2007.

WYNDCREST DD HOLDINGS, INC.

Mark Miller Chief Executive Officer		Carl Stork
Address:

EXHIBIT A

[See Attached Employee Confidential Information and Inventions Agreement]